SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

SKY FINANCIAL GROUP, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Under

One Sky

2004 Notice of Annual Meeting and Proxy Statement

Sky Financial Group, Inc.

221 South Church Street

Bowling Green, Ohio 43402

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

March 8, 2004

To the Shareholders of Sky Financial Group, Inc.:

The Annual Meeting of Shareholders of Sky Financial Group, Inc. (the “Company”) will be held at the Hilton Garden Inn and Gateway Conference Center, 1100 Carnegie Avenue, Cleveland, Ohio 44145, on April 21, 2004 at 10:00 a.m. (local time) for the purpose of considering and voting upon the following matters:

1.  The election of five (5) Class III Directors to serve a three-year term until the Annual Meeting of Shareholders in 2007;

2.  The approval of the Seventh Amended and Restated Articles of Incorporation of Sky Financial Group, Inc., to increase the number of authorized shares of common stock from 150 million shares to 350 million shares;

3.  The approval of the Sky Financial Group, Inc. 2004 Restricted Stock Plan; and

4.  The transaction of such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on February 23, 2004 are entitled to notice of and to vote at the Annual Meeting of Shareholders. The Proxy Statement and Annual Report of the Company, including financial statements for the year-ended December 31, 2003, have been mailed to all shareholders with this Notice of Annual Meeting.

By Order of the Board of Directors,

W. Granger Souder, Jr. Secretary

YOUR VOTE IS IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

Sky Financial Group, Inc.

221 South Church Street

Bowling Green, Ohio 43402

PROXY STATEMENT

GENERAL INFORMATION

The Board of Directors of Sky Financial Group, Inc. (the “Company”) is soliciting proxies to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on April 21, 2004, and any adjournments thereof.

The Company is a financial holding company headquartered in Bowling Green, Ohio. The mailing address of the principal executive offices of the Company is 221 S. Church Street, Bowling Green, Ohio 43402, and its telephone number is (419) 327-6300. Through its wholly owned subsidiaries, the Company operates a commercial bank, trust company, health care financing company, and several insurance agencies. Its market area includes Ohio, Pennsylvania, West Virginia, Michigan and Indiana.

Each of the 93,024,520 shares of common stock of the Company, without par value (“Common Stock”), outstanding on February 23, 2004, will be entitled to one vote on matters acted upon at the Annual Meeting, either in person or by proxy. The shares represented by all properly executed proxies sent to the Company or its designee will be voted as designated, and in the absence of instructions will be voted in the manner recommended by the Board of Directors of the Company. Any shareholder executing a proxy has the right to revoke it at any time prior to its exercise, by written notice delivered to the Secretary of the Company, by subsequently dated proxy, or by voting in person at the Annual Meeting any time prior to its exercise.

All costs associated with the solicitation of proxies will be paid for by the Company. Proxies will be solicited primarily by mail, but certain officers and employees of the Company or its subsidiaries may personally solicit proxies without additional compensation. Banks, brokers and other holders of record will be asked to send proxies and proxy materials to the beneficial owners of Common Stock to obtain necessary voting instructions, and the Company will reimburse them for their reasonable expenses.

The proxy materials are first being mailed to shareholders on or about March 8, 2004.

PROPOSAL 1:

ELECTION OF DIRECTORS

Under the Code of Regulations of the Company, the Board of Directors is divided into three classes designated as Class I, Class II and Class III. Each class consists of approximately one-third of the total number of directors, as fixed from time-to-time by the Board of Directors. Directors serve staggered three-year terms so that directors of only one class are elected at each annual meeting of shareholders. As of the date of this Proxy Statement, no vacancies exist on the Company’s Board of Directors.

At the Annual Meeting, shareholders will be asked to elect five Class III Directors, as described below. If any of the Company’s nominees are unable to serve (which is not now contemplated), the proxies will be voted for such substitute nominee(s) as the Board of Directors recommends or the number of directors constituting the full Board of Directors may be reduced. In accordance with the Company’s Code of Regulations and Ohio law, if a quorum is present at the Annual Meeting, the nominees for director who receive the greatest number of votes cast by the shares present in person or by proxy and entitled to vote at the Annual Meeting will be elected to serve as directors of the Company. Proxies will be voted in favor of the nominees named below or any substitutes unless otherwise instructed by the shareholder. Abstentions and shares of Common Stock not voted by brokers and other entities holding shares of Common Stock on behalf of beneficial owners will not affect the election of directors, because such shares are not considered present for voting purposes.

Information as to Nominees

The following information is provided with respect to each nominee for election at the Annual Meeting. Each person listed below has been nominated for election to the Class and for the term indicated below. Nominations are made by the Board of Directors, upon the recommendation of the Governance and Nominating Committee of the Board. Unless otherwise indicated, the business experience and principal occupations indicated for each director has extended for five or more years.

Class III Directors—Term Expires 2007

Name, Age, and Certain Biographical Information	Period of Service as a Director
Fred H. Johnson III, 42 President and CEO, Summitcrest, Inc., a company that operates Angus cattle farms.	Director since 1998; Director of subsidiary or predecessor since 1987

James C. McBane, 64 Principal, McBane Insurance and Financial Services.	Director since 1998; Director of subsidiary or predecessor since 1964

Gerard P. Mastroianni, 48 President, Alliance Ventures, a real estate holding company.	Director since 1998; Director of subsidiary or predecessor since 1996

Robert E. Spitler, 54 Managing Partner in the law firm of Spitler, Huffman, Yoon & Newlove, LLP.	Director since 1999; Director of subsidiary or predecessor since 1987

Joseph N. Tosh II, 62 Retired Regional Chairman of Sky Bank, a subsidiary of the Company.	Director since 1998; Director of subsidiary or predecessor since 1986

Information as to Directors Whose Terms of Office Continue

The following information is provided with respect to incumbent Class I and Class II Directors who are not nominees for election at the Annual Meeting. Unless otherwise indicated, the business experience and principal occupations indicated for each director has extended for five or more years.

Class I Directors—Term Expires 2005

Name, Age, and Certain Biographical Information	Period of Service as a Director
Marty E. Adams, 51 Chairman, President and CEO, Sky Financial Group, Inc.	Director since 1998; Director of subsidiary or predecessor since 1984

Jonathan A. Levy, 43 Partner, Redstone Investments, a real estate development, acquisition, and management firm. Mr. Levy serves as the Company’s Lead Director.	Director since 1999; Director of subsidiary or predecessor since 1996

Thomas J. O’Shane, 56 Retired Senior Executive Vice President, Sky Financial Group, Inc.; formerly CEO of First Western Bancorp, Inc., which was acquired by the Company.	Director since 1999; Director of subsidiary or predecessor since 1988

Edward J. Reiter, 64 Senior Chairman, Sky Financial Group, Inc.	Director since 1998; Director of subsidiary or predecessor since 1988

C. Gregory Spangler, 63 Chairman, Spangler Candy Company, a manufacturer of candy products.	Director since 1998; Director of subsidiary or predecessor since 1993

Marylouise Fennell, RSM, 64 Partner, Higher Education Services, consultants to Presidents and Boards of Trustees of colleges and universities.	Director since 2002; Director of subsidiary or predecessor since 1994

Class II Directors—Term Expires 2006

Name, Age, and Certain Biographical Information	Period of Service as a Director

George N. Chandler II, 66

Retired Vice President, Cleveland-Cliffs, Inc., a producer of iron ore pellets and iron ore. Mr. Chandler is the brother-in-law of Richard R. Hollington, Jr., a Class II director of the Company, and is the uncle of Richard R. Hollington III, an executive officer of the Company.

Director since 1998; Director of subsidiary or predecessor since 1997

Robert C. Duvall, 61 Retired; formerly Vice President/Finance and Director of Wampum Hardware Co., an explosives distributor; formerly Director of Nobel Insurance LTD.	Director since 1999; Director of subsidiary or predecessor since 1995

D. James Hilliker, 56 Vice President, Better Food Systems, Inc., a company that owns and operates Wendy’s restaurant franchises.	Director since 1998; Director of subsidiary or predecessor since 1995

Gregory L. Ridler, 57 Retired Chairman, Mahoning Valley Region, Sky Bank; formerly President & CEO, Mahoning National Bank of Youngstown, which was acquired by the Company.	Director since 1999; Director of subsidiary or predecessor since 1988

Emerson J. Ross, Jr., 62 Retired Manager, Corporate Community Relations, Owens Corning, a manufacturer of building materials and composite products.	Director since 1998; Director of subsidiary or predecessor since 1988

Information as to Director Who Will Not Stand For Re-Election

The following information is provided with respect to the incumbent Class III Director who is not a nominee for election at the Annual Meeting due to the mandatory retirement age provisions of the Company’s Bylaws. The director’s service on the Board will continue until the Annual Meeting. Unless otherwise indicated, the business experience and principal occupation indicated for the director has extended for five or more years.

Class III Directors—Term Expires 2004

Name, Age, and Certain Biographical Information	Period of Service as a Director

Richard R. Hollington, Jr., 71

Senior Partner in the law firm of Baker & Hostetler, LLP. Mr. Hollington is the father of Richard R. Hollington III, an executive officer of the Company, and is brother-in-law of George N. Chandler II, a Class II director of the Company.

Director since 1998; Director of subsidiary or predecessor since 1958

MEETINGS, COMMITTEES, COMPENSATION, AND INDEPENDENCE

The Board of Directors of the Company held eleven regular meetings and two special meeting in 2003. Each director attended at least 75% of the total meetings of the Board of Directors and its committees held in 2003. The Board of Directors schedules regular executive sessions, at which management is not in attendance, following each regularly scheduled meeting of the Board. Although the Company does not have a formal policy with respect to Board member attendance at annual meetings of shareholders, each member is encouraged to attend. All Board members attended the 2003 annual meeting of shareholders.

To assist in carrying out its responsibilities, the Board of Directors has established five standing committees, which are described below:

Executive Committee

The members of the Executive Committee of the Board of Directors are Marty E. Adams, Richard R. Hollington, Jr., Gerard P. Mastroianni, Gregory L. Ridler, Emerson J. Ross, Jr., C. Gregory Spangler, and Jonathan A. Levy, who serves as Chairperson. Directors Fennell, McBane, O’Shane, Reiter and Tosh served as members of the Executive Committee until May 2003. The Executive Committee met six times in 2003. Under the terms of the Executive Committee Charter and the Company’s Code of Regulations, the Executive Committee is authorized to act on behalf of the Board of Directors in the management of the business and affairs of the Company while the Board of Directors is not in session, subject to certain limitations.

Audit Committee

The members of the Audit Committee of the Board of Directors are Robert C. Duvall, Fred H. Johnson III, Emerson J. Ross, Jr., and C. Gregory Spangler, who serves as Chairperson. The Audit Committee met nine times in 2003. Under the terms of the Audit Committee Charter, attached as Annex I as approved by the Company’s Board of Directors, the oversight functions of the Audit Committee include: (i) the appointment of the Company’s independent auditors; (ii) the review of the independent audit plan and the results of the auditing engagement; (iii) the review of the internal audit plan and results of the internal audits; (iv) the review of the adequacy of the Company’s financial reporting procedures; and (v) the review of the adequacy of the Company’s system of internal control. The Company’s securities are listed on the NASDAQ National Market, and all members of the Audit Committee have been deemed by the Board of Directors to meet the independence standards of Rule 4200(a) (15) of the National Association of Securities Dealers, Inc. and Rule 10A-3 of the Securities Exchange Act. The Board of Directors has determined that Mr. Duvall, an independent director, satisfies the requirements of a “Financial Expert,” as defined in Rule 4350 (d) of the National Association of Securities Dealers, Inc.

Risk Management Committee

The members of the Risk Management Committee of the Board of Directors are George N. Chandler II, James C. McBane, Edward J. Reiter, Thomas J. O’Shane, Robert E. Spitler, Joseph N. Tosh II and Gregory L. Ridler, who serves as Chairperson. Director Levy served as a member of the Risk Management Committee until May 2003, and Director Mastroianni served as a member of the committee until January 2004. The Risk Management Committee met seven times in 2003. Under the terms of the Risk Management Committee Charter, the Risk Management Committee is responsible for reviewing the adequacy of systems and procedures controlling risk throughout the Company and its subsidiaries, including credit risk, interest rate risk, market risk, legal risk, reputation risk and operational risk.

Governance and Nominating Committee

The members of the Governance and Nominating Committee of the Board of Directors are Robert C. Duvall, Marylouise Fennell, Gerard P. Mastroianni, and Emerson J. Ross, Jr., who serves as Chairperson. The Governance and Nominating Committee met eight times in 2003. Under the terms of the Governance and Nominating Committee Charter, which is available on the Company’s web site, the Committee is responsible for making independent recommendations to the Board of Directors as to best practices for Board governance, evaluation of Board performance, and succession planning. The Committee further serves as the Company’s nominating committee, responsible for developing and implementing a process and guidelines for the selection of individuals for nomination to the Board of Directors and considering incumbent directors for nomination for re-election. The Governance and Nominating Committee considers shareholder nominations for directors in accordance with procedures contained in the Company’s Code of Regulations. The Board of Directors of the Company has determined that each member of the Governance and Nominating Committee meets the independence standards of Rule 4200 (a) (15) of the National Association of Securities Dealers, Inc.

Process for Selection and Nomination of Directors

The Governance and Nominating Committee is responsible for the selection of the final slate of nominees for election to the Board of Directors. Those nominees recommended by the Committee are then submitted to the Board of Directors for approval. In making its annual recommendation, the Governance and Nominating Committee determines the appropriate qualifications, skills and characteristics necessary for the Board of Directors in the context of the strategic direction of the Company. Current directors are annually assessed through a Board self-assessment and peer evaluation process. The results of the assessment are used to determine Board member effectiveness, including whether to consider a member for re-nomination. In making its recommendations and selections, the Committee considers a variety of factors, including the candidate’s integrity, independence, qualifications, skills, experience (including experiences in finance and banking), familiarity with accounting rules and practices, and compatibility with existing members of the Board. Other than the foregoing, there are no stated minimum criteria for nominees, although the Committee may consider such other factors as it may deem are in the best interest of the Company and its shareholders, which may change from time to time. The Committee will consider candidates for nomination as a director recommended by shareholders, directors and other sources, including the community and the Company’s subsidiary and regional boards. The Committee has the prerogative to employ and pay third-party search firms.

Compensation Committee

The members of the Compensation Committee of the Board of Directors are George N. Chandler II, Marylouise Fennell, D. James Hilliker, and Gerard P. Mastroianni, who serves as Chairperson. Directors Duvall and Spitler served as members of the Compensation Committee until May 2003. Director Johnson served as a member of the committee until January 2004. The Compensation Committee met six times in 2003. Under the terms of the Compensation Committee Charter, the Compensation Committee is responsible for the oversight and administration of the compensation and benefit plans of the Company and its subsidiaries. The Compensation Committee oversees (i) the Company’s compensation strategy, policies, and programs; (ii) the compensation levels of directors and executive management; and (iii) administration of the Company’s employee benefit plans. The Board of Directors of the Company has determined that each member of the Compensation Committee meets the independence standards of Rule 4200 (a) (15) of the National Association of Securities Dealers, Inc.

Compensation Committee Interlocks and Insider Participation

Members of the Compensation Committee, or their associates, were clients of or had transactions with the Company or the Company’s banking or other subsidiaries in the ordinary course of business during 2003, and additional transactions may be expected to take place in the future. All outstanding loans to directors and their associates, and purchases and placements of investment securities and other financial instruments included in such transactions, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral where applicable, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable features.

Compensation of Directors

Each director of the Company receives an annual cash retainer of $12,600. In addition, non-employee directors receive a fee of $1,050 for each Board of Directors meeting attended ($525 for teleconference meetings) and a fee of $1,000 for each committee meeting attended ($500 for teleconference meetings). Committee chairpersons receive an additional fee of $600 for each committee meeting attended ($300 for teleconference meetings). In 2003, each non-employee director was granted an option to purchase 8,000 shares of the Company’s Common Stock pursuant to the Amended and Restated 1998 Stock Option Plan for Directors. Furthermore, in 2003, the Lead Director was granted an option to purchase 10,000 shares of the Company’s Common Stock, and each Committee Chairperson were granted an option to purchase 150 shares of the Company Common Stock per quarter, pursuant to the Amended and Restated 1998 Stock Option Plan for Directors.

Independence of Directors

The Company’s Governance and Nominating Committee has established criteria for the determination of the independence of members of the Board of Directors and its Committees. The Committee has utilized the definitional criteria of the National Association of Securities Dealers, Inc. and the Securities and Exchange Commission, in their respective rulemaking promulgated under certain provisions of the Sarbanes-Oxley Act of 2002. The Board of Directors of the Company has determined that a majority of the members of the Board are “independent”, and that the membership of the Audit, Compensation and Governance Committees is comprised soley of “independent” directors. Directors deemed independent by the Board include directors: Chandler, Duvall, Fennell, Hilliker, Johnson, Levy, Mastroianni, Ross, Spitler, and Spangler.

BENEFICIAL OWNERSHIP OF THE COMPANY’S COMMON STOCK

Generally, under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of a security with respect to which such person, through any contract, arrangement, understanding, relationship, or otherwise, has or shares voting power (which includes power to vote, or direct the voting of, such security) or investment power (which includes power to dispose of, or direct the disposition of, such security). In addition, a person is deemed to be the beneficial owner of a security if he or she has the right to acquire such voting or investment power over the security within sixty days, for example, through the exercise of a stock option.

The following table shows the beneficial ownership of the Company’s Common Stock as of December 31, 2003, by (i) each person who is the beneficial owner of more than five percent of the outstanding shares of the Company’s Common Stock; (ii) each director of the Company; (iii) each executive officer named in the Summary Compensation Table and (iv) all directors and named executive officers as a group.

Five Percent Holder	Amount and Nature of Beneficial Ownership as of December 31, 2003(1),(2)		Percent of Class (if 1% or Greater)
Sky Trust, National Association 30050 Chagrin Blvd. Suite 150 Pepper Pike, Ohio 44124	8,398,094	(3)	9.03%

Directors and Named Executive Officers
Marty E. Adams	510,091
George N. Chandler II	680,166
Robert C. Duvall	133,260
Marylouise Fennell	9,200
D. James Hilliker	146,460
Richard R. Hollington, Jr.	594,710	(4)
Richard R. Hollington III	143,152
Fred H. Johnson III	211,607
Frank J. Koch	72,334
Jonathan A. Levy	94,005
Gerard P. Mastroianni	81,992
James C. McBane	262,811
Thomas J. O’Shane	290,227
Edward J. Reiter	455,606
Gregory L. Ridler	82,498
Emerson J. Ross, Jr.	80,057
W. Granger Souder, Jr.	84,951
C. Gregory Spangler	93,611
Robert E. Spitler	176,689
Kevin T. Thompson	84,485
Joseph N. Tosh II	307,725	(5)
All Directors and Executive Officers as a group	4,715,035		5.07%

(1)	Includes shares held in the name of spouses, minor children, certain relatives, trusts, estates and certain affiliated companies as to which beneficial ownership may be disclaimed.
(2)	The amounts shown represent the total shares owned outright by such individuals together with shares issuable upon the exercise of currently vested, but unexercised stock options. Specifically,

vested but unexercised options entitle the following individuals to acquire the indicated number of shares: Mr. Adams, 343,743; Mr. Chandler, 34,202; Mr. Duvall, 47,835; Ms. Fennell, 8,000; Mr. Hilliker, 70,916; Mr. Hollington, Jr., 66,515; Mr. Hollington III, 45,636; Mr. Johnson, 36,320; Mr. Koch, 56,671; Mr. Levy, 56,565; Mr. Mastroianni, 57,886; Mr. McBane, 55,626; Mr. O’Shane, 175,494; Mr. Reiter, 284,936; Mr. Ridler, 39,839; Mr. Ross, 59,574; Mr. Souder, 69,912; Mr. Spangler, 81,932; Mr. Spitler, 49,900; Mr. Thompson, 70,994; Mr. Tosh, 87,166; and all directors and named executive officers as a group, 1,799,662.

(3)	Sky Trust, N.A., the Company’s trust company subsidiary, was deemed beneficial owner of portions of the referenced number of shares based upon its sole or shared voting or investment power over the shares. Sky Trust holds the shares solely in a fiduciary or custodial capacity under numerous trust relationships, none of which represents more than five percent of the Company’s outstanding shares. The Company disclaims beneficial ownership of the shares that may be deemed to be beneficially owned by Sky Trust.
(4)	The number of shares of Common Stock shown as beneficially owned by Mr. Hollington, Jr. includes 73,716 shares owned by his wife, for which Mr. Hollington disclaims beneficial ownership.
(5)	The number of shares of Common Stock shown as beneficially owned by Mr. Tosh includes 53,871 shares owned by a trust, for which Mr. Tosh disclaims beneficial ownership.

EXECUTIVE COMPENSATION

The following table is a summary of certain compensation awarded, paid to, or earned by the Company’s Chief Executive Officer and its other four most highly compensated executive officers (the “Named Executives”).

Summary Compensation Table

		Annual Compensation			Long Term Compensation
					Awards
Name/Title	Year	Salary	Bonus	Other Annual Compensation	Securities Underlying Option/SARs(1)	All Other Compensation (2)
Marty E. Adams Chairman, President and CEO Sky Financial Group, Inc.	2003 2002 2001	$691,417 651,351 601,094	$488,314 493,398 398,224	$35,000	75,000 75,000 50,000	$144,212 126,704 111,209

Kevin T. Thompson EVP and Chief Financial Officer Sky Financial Group, Inc.	2003 2002 2001	247,342 237,493 225,410	139,748 143,921 119,467	12,000	21,900 21,900 17,500	47,645 43,439 34,626

Frank J. Koch EVP, Senior Credit Officer Sky Financial Group, Inc.	2003 2002 2001	209,800 202,420 191,364	97,347 107,687 81,044	12,000	15,600 15,600 12,500	39,175 34,655 38,572

W. Granger Souder, Jr. EVP, General Counsel & Secretary Sky Financial Group, Inc.	2003 2002 2001	201,422 193,401 183,334	109,171 107,918 92,034	12,000	15,600 15,600 12,500	37,441 34,536 32,188

Richard R. Hollington III Regional President, Greater Cleveland Region, Sky Bank	2003 2002 2001	206,020 193,100 180,328	93,945 84,771 46,311	10,000	15,600 15,600 12,500	35,230 28,955 31,249

(1)	Options granted have been adjusted for the stock splits, stock dividends and similar occurrences affecting all outstanding shares.
(2)	In 2003, All Other Compensation for Messrs. Adams, Thompson, Koch, Souder and Hollington consists of contributions under the Company’s ESOP Pension Plan, Profit Sharing Plan and 401(k) Plan ($24,000 for each of the Named Executives). Also included are amounts accrued under the Company’s supplemental retirement plan (Mr. Adams, $118,178, Mr. Thompson, $22,969; Mr. Koch, $14,161; Mr. Souder, $13,121; and Mr. Hollington, $10,895); and group term life insurance and bank owned life insurance premiums paid by the Company (Mr. Adams, $2,034; Mr. Thompson, $676; Mr. Koch, $1,014; Mr. Souder, $320; and Mr. Hollington, $335).

Stock Options

The following table sets forth information concerning 2003 grants to the Named Executives of options to purchase Common Stock under the Company’s 1998 Stock Option Plan for Employees.

Option/SAR Grants in Last Fiscal Year

	Individual Grants				Potential Realizable Value at Assumed Rates of Stock Price Appreciation for Option Term(1)
Name	Number of Securities Underlying Options Granted (2)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date	5%	10%

Marty E. Adams	75,000	8.04%	$19.82	2/19/13	$934,851	$2,369,098

Kevin T. Thompson	21,900	2.35	19.82	2/19/13	272,977	691,777

Frank J. Koch	15,600	1.67	19.82	2/19/13	194,449	492,772

W. Granger Souder, Jr.	15,600	1.67	19.82	2/19/13	194,449	492,772

Richard R. Hollington III	15,600	1.67	19.82	2/19/13	194,449	492,772

(1)	The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, in the market value of the Common Stock.
(2)	Options were granted as 2003 compensation under the Company’s 1998 Stock Option Plan for Employees (“Employee Option Plan”) on February 19, 2003 and vest over five years in the following increments: 40% on the second anniversary of the grant date and an additional 20% on each successive anniversary of the grant date. The option exercise price is not adjustable except for stock splits, stock dividends and similar occurrences affecting all outstanding shares.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

	Shares Acquired on Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options /SARs at 12/31/03		Value of Unexercised In-the- Money Options /SARS at 12/31/03
Name			Exercisable(#)	Unexercisable(#)	Exercisable($)	Unexercisable($)
Marty E. Adams	0	0	343,743	24,640	2,057,803	227,322
Kevin T. Thompson	0	0	70,994	63,540	417,708	401,749
Frank J. Koch	0	0	56,671	44,860	359,281	282,472
W. Granger Souder, Jr.	4,068	56,048	69,912	44,860	549,537	282,472
Richard R. Hollington III	0	0	45,636	44,860	287,315	282,472

Employment Contracts

Employment agreements are in effect between the Company and each of the Executives identified in the Summary Compensation Table.

The employment agreement with Mr. Adams is for an initial five year term and automatically renews for an additional one year upon each anniversary of the agreement commencing with the third such anniversary, unless prior notice not to renew is given. The agreement provides for an initial base salary of $500,000 for Mr. Adams, which may not be reduced during the term of the agreement. Mr. Adams is eligible to receive an annual target bonus equal to at least 40% of such base salary.

Mr. Adams’ agreement provides for payments upon the executive’s termination without “cause” or for “good reason” (as defined in the agreement), or if the agreement is not renewed by the Company, equal to the greater of (i) the sum of Mr. Adams’ annual base salary plus targeted annual bonus (“Annual Cash Compensation”) multiplied by the number of whole and partial years remaining in the employment term as it existed immediately preceding termination, or (ii) three times Annual Cash Compensation. Welfare benefit continuation will be provided for the remainder of the term. If such termination occurs during the two-year period following a “Change in Control,” Mr. Adams would receive the greater of the termination payment described above, or three times the sum of his highest annual rate of base salary and his highest annual bonus during the three-year period immediately prior to the date of termination, and continued welfare benefits for the longer of three-years or the remaining period of the term as it existed immediately prior to termination. Upon any such termination, all stock options granted after the effective time shall vest and become immediately exercisable in full.

If any payments pursuant to the agreements or otherwise would be subject to any excise tax under the Internal Revenue Code, the Company will provide an additional payment such that the executive retains a net amount equal to the payments he would have retained if such excise tax had not applied.

Citizens Bancshares, Inc., the Company’s predecessor, entered into an employment agreement with Mr. Koch, which was assumed by the Company as a result of the 1998 merger of equals. The agreement is automatically extended for an additional two-year period on each anniversary of the agreement, unless the Company gives notice of non-renewal. The agreement provides for a base salary at least equal to the annual salary paid in the preceding year, a bonus at the discretion of the Company, and participation in the Company’s profit sharing, health and welfare plans on a basis consistent with other Company executives.

The Company has entered into employment agreements with Messrs. Thompson, Souder and Hollington, which are identical in all material respects. The agreements provide for at-will employment, with no specified term. They provide for a specified minimum base salary, which may not be reduced during the period of employment, and for incentive compensation, benefits and perquisites consistent with those to which similarly situated officers are entitled under the Company’s benefit plans. In the event of the termination of the executive officers’ employment without “cause” or for “good reason” (each as defined in the agreements), the officer is entitled to payments equal to the sum of: (i) 18 months of base salary; (ii) the targeted level of incentive compensation (200% of such amount if termination is in connection with a “Change in Control”); (iii) 18 months of health benefits; and (iv) outplacement services. The agreements further contain non-competition and confidentiality provisions.

COMPENSATION COMMITTEE

REPORT ON EXECUTIVE COMPENSATION

The Board of Directors has delegated to the Compensation Committee responsibility for the oversight and administration of all compensation and benefit plans of the Company. The Committee utilized independent compensation consulting firms to advise the Company on matters of short-term and long-term compensation for 2003.

Compensation Policies

The Committee has adopted a performance-driven compensation philosophy, which seeks to directly link pay to individual results as well as contributions toward team and organizational results. Organizational results are measured in terms of achieving both current and long-term strategic objectives, as established by the Board of Directors from time-to-time. The intended result of this linkage is the alignment of management’s interests with those of the Company’s shareholders.

The Company’s compensation program includes three core components: base salary, annual cash incentive and long-term incentive compensation. The Committee manages all three components on an integrated basis to achieve the following objectives: to attract and retain highly qualified management; to provide short-term incentive compensation that varies directly with the Company’s financial performance; and to link long-term compensation directly with long-term stock price performance.

Base Salary

Base salaries for executive management are established annually by the Committee. The Committee also considers the recommendations of the Chief Executive Officer as to the parameters for annual salary adjustments for all employees (except the Chief Executive Officer), to assure that salaries are competitively established. Salary ranges are determined for each executive position, based upon peer group survey data comprised of reasonably comparable financial services holding companies. For 2003, the Committee considered, among other things, its objective of targeting executive management base salaries at the 50th percentile of the salary range for the specific position, adjusted for individual performance.

Annual Incentive Compensation

Corporate-wide incentive compensation awards play a key role in implementing the Company’s strategy of attracting and retaining qualified executive officers by rewarding quality performance. The Company’s annual cash incentive compensation is based on the Company’s short-term performance as measured by certain financial ratios tied to the Company’s strategic objectives. Specifically, rewards under the plan are tied to four key performance measures: client service quality; balance sheet quality/risk management; profitability; and growth. These measures may relate to the Company’s consolidated results or the results of a subsidiary, region or departmental group. The relative weighting of each measurement criteria is weighted for each plan participant depending upon the participant’s position and ability to affect the financial performance of the Company or the participant’s subsidiary. For each category, the Company establishes a “Threshold” point, below which no incentive compensation is paid, a “Target” point, which represents the achievement of budgeted financial performance, and a “Maximum” point, which represents, in most instances, the highest level of payout for each measurement category. Linkage exists between performance measures, inasmuch as performance below the “Threshold” point for any category will reduce the aggregate incentive payout in other categories. Incentive compensation for each of the Executive Officers identified in the Summary Compensation Table is weighted with particular emphasis on corporate earnings per share and credit quality ratios.

The range of awards under the incentive plan is determined on the basis of the participant’s level of responsibility, and are paid as a function of the participant’s base salary. For 2003 Target and Maximum bonus percentages for Mr. Adams were 50% and 100% of base salary, respectively. Target and Maximum bonus percentages for Messrs. Thompson, Koch, Souder, and Hollington were 40% and 80% of base salary, respectively for 2003.

Long-Term Incentive Compensation

The Committee considers long-term stock-based compensation as an essential tool in aligning the interests of management with that of the Company’s shareholders. In its evaluation of the appropriate level of long-term stock-based compensation, the Committee considers industry peer group data, the Company’s prior long-term incentive compensation practice, and the number of stock options outstanding relative to the number of shares of the Company’s common stock outstanding. Non-qualified options to purchase common stock of the Company are granted to executive officers under the 1998 Stock Option Plan for Employees to encourage these individuals to manage the Company in a manner that would increase long-term shareholder value. Options are granted at an exercise price of 100% of the common stock’s market value on the grant date, vest in increments over five years, and will expire 10 years from the date of grant unless the optionee no longer serves as an employee or director of the Company or a subsidiary. Options are granted by the Committee using the Black-Scholes option valuation model and take into consideration other factors such as dilution, the number of shares of the Company’s common stock outstanding, the Company’s financial performance, and the officer’s individual performance.

Other long-term compensation includes Company contributions under the Profit Sharing Plan and the Employee Stock Ownership Pension Plan, which are the Company’s qualified retirement plans. SERP contributions are made to the Company’s non-qualified retirement plan to the extent that contributions to the qualified plans are limited. Profit Sharing Plan contributions are made by the Company if corporate earnings targets established by the Company are achieved. Contributions under the ESOP are a function of annual cash compensation and are invested in the Company’s common stock. The Company also maintains a 401(k) Plan, pursuant to which participants are entitled to matching contributions.

Chief Executive Officer’s Compensation

The Committee established Mr. Adams’ base salary for 2003 at $690,432 after considering factors such as the Company’s financial performance as measured by ROE and earnings per share, the achievement of the Company’s strategic objectives, and comparative compensation data. Using similar criteria, the Committee established Mr. Adams’ annual cash incentive opportunity at a range of 50% to 100% of base salary, and granted a non-qualified stock option to acquire 75,000 shares of Company common stock at $19.82, the market price as of February 19, 2003, the date of grant. The salary, incentive and long-term compensation levels established by the Committee for Mr. Adams represent the Committee’s satisfaction with Mr. Adams’ performance in the leadership of the Company and the discharge of his duties as Chairman, President and Chief Executive Officer.

Respectfully submitted,

The Compensation Committee

Gerard P. Mastroianni, Chairman

George N. Chandler II

Marylouise Fennell

D. James Hilliker

PERFORMANCE GRAPH

The following graph shows a comparison of cumulative total shareholder returns for the Company, the Nasdaq Bank Index, and the Russell 2000 Index for the five-year period ended December 31, 2003. The total shareholder return assumes a $100 investment in the common stock of the Company, and each index on December 31, 1998 and that all dividends were reinvested.

PROPOSAL 2:

APPROVAL OF THE SEVENTH AMENDED AND RESTATED

ARTICLES OF INCORPORATION OF

SKY FINANCIAL GROUP, INC.

The Company is currently authorized to issue 160 million shares, of which 10 million are designated as Serial Preferred Shares, par value of $10.00, and 150 million are designated as Common Shares, without par value. As of the Record Date, there were 93,024,520 shares of Common Stock and no Serial Preferred Shares outstanding. Each of the shares of Common Stock outstanding, as well as those that may be issued if this amendment is approved by shareholders, has an associated preferred share purchase right pursuant to the Sky Financial Group, Inc. Shareholder Rights Plan. In addition, the Company has reserved shares of Common Stock for issuance in connection with the Company’s employee benefit plans, stock option plans, and dividend reinvestment plan.

	Before Proposal	After Proposal

Total Number of Outstanding Shares of Common Stock Authorized	150,000,000	350,000,000

Shares Outstanding	93,024,520	93,024,520

Shares Reserved for Stock Option Plans	3,000,000	3,000,000

Shares Reserved for Other Plans	6,000,000	6,000,000

Shares Expected to be Issued in Pending Acquistion	11,933,927	11,933,927

Shares Available for Issuance for Other Corporate Purposes	36,041,553	236,041,553

The proposed amendment, the text of which is attached to this proxy statement as Appendix A, would increase the total number of authorized shares to 360 million, of which 10 million would be designated as Serial Preferred Shares, par value of $10.00, and 350 million would be designated as Common Shares, without par value.

All shares of Common Stock, including those currently authorized and those which would be authorized by the proposed amendment, are equal in rank and have the same voting, dividend and liquidation rights. There are no preemptive rights associated with these shares and the shares are subject to all of the terms of the Serial Preferred Shares.

The Board of Directors has no present plans, arrangements, commitments or undertakings for the issuance of additional shares of Common Stock, except for its pending acquisition of Second Bancorp, Inc. The Board of Directors believes that the proposed increase in the number of authorized shares of Common Stock is desirable so that sufficient shares of Common Stock will be available for issuance from time to time, without further action or authorization by the shareholders (except as may be required by law, the Company’s Articles of Incorporation or the rules of the NASD). Uses of the additional authorized shares of Common Stock may include equity financing, stock splits or dividends, employee benefit plans, dividend reinvestment plans, or other corporate purposes deemed to be in the best interests of the Company and its shareholders.

The increase in the number of authorized shares of Common Stock will also give the Company greater flexibility in responding quickly to business opportunities. Since the Company’s acquisitions often involve the exchange of shares, an increase in the number of authorized shares will enable it to better meet its future needs. Other than its pending acquisition of Second Bancorp, Inc., the Company currently has no written agreements, understandings or arrangements with respect to any material acquisitions.

The authorization of the additional shares would not, by itself, have any effect on the rights of the Company’s shareholders. The issuance of the additional shares for corporate purposes other than a stock dividend or split could have, among other things, a dilutive effect on earnings per share and on the equity and voting power of shareholders at the time of issuance. In addition, the increase in authorized shares could render more difficult under certain circumstances or discourage an attempt to obtain control of the Company, whether through tender offer or otherwise, by, for example, allowing the issuance of shares that would dilute the share ownership of a person attempting to obtain control. This proposal is not, however, being made in response to any effort of which the Company is aware to accumulate shares or obtain control of the Company.

If the proposed amendment is approved by shareholders, it will become effective on the date upon which the necessary filings are made with the Ohio Secretary of State. Such filings will be made as soon as practicable following shareholder approval.

Proposal 2 to adopt and approve the amendment to increase the number of authorized shares of Common Stock must be approved by the affirmative vote of the holders of a majority of the outstanding shares of the Company’s Common Stock, assuming a quorum is present at the Annual Meeting. Proxies will be voted in favor of Proposal 2, unless otherwise instructed by the shareholder. Abstentions and shares not voted by the holder will have the practical effect of a vote against Proposal 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL 3:

APPROVAL OF 2004 RESTRICTED STOCK PLAN

The Sky Financial Group, Inc. 2004 Restricted Stock Plan (the “2004 Plan”) is being submitted for approval by the shareholders of the Company. The following description of the 2004 Plan does not purport to be complete and is qualified in its entirety by reference to the text of the 2004 Plan attached as Appendix B to this Proxy Statement.

Purpose

The Board of Directors believes that it is appropriate for the Company to maintain stock-based, long-term compensation plans to aid the Company and its subsidiaries in its efforts to attract, secure, and retain qualified employees of outstanding ability and to provide additional motivation to such employees to exert their best efforts on behalf of the Company and its subsidiaries, and to increase the proprietary interest of the Company’s Directors in the success of the Company and its subsidiaries and to enhance the Company’s ability to retain and attract experienced and knowledgeable directors. The 2004 Plan provides for the ability of the Board of Directors to grant awards of restricted stock and restricted stock units (the “Rights”).

Summary of the 2004 Plan

Plan Administration. The 2004 Plan will be administered by the Compensation Committee of the Board of Directors (“the Committee”). The Committee will, subject to the authority reserved by the Board of Directors, have the authority to: (i) construe and interpret the 2004 Plan and the terms and provisions of all Rights granted under the 2004 Plan; (ii) define the terms used in the 2004 Plan; (iii) prescribe, amend and recind rules and regulations relating to the 2004 Plan; (iv) interpret whether leaves of absence constitute terminations of service for purposes of the 2004 Plan; and (v) make all other determinations and interpretations necessary or advisable for the administration of the 2004 Plan. The Board of Directors has reserved the authority, in conjunction with the recommendation of the Committee, to: (i) determine the persons eligible for Rights granted under the 2004 Plan; and (ii) determine the number of shares and the exercise price or value pertaining to Rights granted under the 2004 Plan.

Eligibility and Participation. All current and future employees, including officers, and non-employee directors of the Company and its subsidiaries, who are from time-to-time responsible for the management, oversight, growth and protection of the business of the Company and its subsidiaries, will be eligible to receive awards of Rights under the 2004 Plan. Upon recommendation of the Committee, the Board of Directors will determine, in accordance with the terms of the 2004 Plan, the number of Rights each eligible person will be granted from time-to-time.

Common Shares Available. The 2004 Plan provides that 800,000 shares of Company Common Stock will be reserved for issuance in connection with the Rights under the 2004 Plan. The number of shares of the Company Common Stock subject to the 2004 Plan will be proportionately and equitably adjusted to reflect stock dividends, stock splits, recapitalizations, mergers, consolidations or other corporate reorganizations. In the event that a Right is forfeited, terminates or is cancelled, the common shares relating thereto will again become available for the grant of Rights under the 2004 Plan.

Restrictions on Rights. In the award of a Right under the 2004 Plan, the Committee shall establish a period or periods during which the Rights may not be sold, transferred, pledged or assigned, other than by will or by the laws of descent and distribution or pursuant to a domestic relations order (the “Restricted Period”). The Committee may provide for the lapse of restrictions in installments, where it deems it appropriate.

Vesting of Rights. Except as otherwise provided in the award, unvested Rights are forfeited upon the termination of service of a participant.

Voting Rights; Dividend Rights. Participants shall have the right to vote the shares underlying a Right and receive any dividends paid on those Rights during the Restricted Period. Dividends shall be payable in the form of additional Rights equal to the amount equal to the dividend that would have been paid on such shares had they been fully vested as of the record date.

Effective Date; Termination and Amendment. The 2004 Plan will not become effective unless and until the date on which it is approved by the shareholders of the Company. The term of the Plan is ten years from the effective date of the Plan. The Board of Directors of the Company may amend, suspend, or terminate the 2004 Plan at any time, except that no action of the Board of Directors may materially impair a participant’s rights under any outstanding Right without the participant’s consent, and no action may be taken without Company shareholders’ consent to materially increase the total number of Rights which may be granted under the 2004 Plan.

Federal Income Tax Consequences

In general, under the Internal Revenue Code (the “Code”) as presently in effect, a participant will not be deemed to receive any income for federal income tax purposes at the time an award is made, nor will the Company be entitled to a tax deduction at that time. However, when restrictions on restricted stock lapse, the federal income tax consequences may be summarized as follows:

1. In the case of an award of restricted stock, the immediate federal income tax effect for the recipient will depend on the nature of the restrictions. Generally, the value of the Company’s Common Stock will not be taxable to the recipient as ordinary income until the year in which his or her interest in the stock is freely transferable or is no longer subject to a substantial risk of forfeiture. However, the recipient may elect to recognize income when the stock is received, rather than when his or her interest in the stock is freely transferable or is no longer subject to a substantial risk of forfeiture. If the recipient makes this election, the amount taxed to the recipient as ordinary income is determined as of the date of receipt of the restricted stock.

2. In the case of an award of restricted stock units, the participant generally can control the timing of his or her recognition of income. A participant will recognize ordinary income only when shares of the Company Common Stock are distributed to the participant in settlement of the restricted stock units. At that time, the participant will recognize ordinary income in an amount equal to the value of the shares of the Company Common Stock distributed to him or her. The Company will be entitled to a deduction at the same time as the participant recognizes ordinary income and in the same amount.

3. The Company may not deduct compensation of more that $1,000,000 that is paid in a taxable year to certain “covered employees” as defined in Section 162(m) of the Code. The deduction limit, however, does not apply to certain types of compensation, including qualified performance-based compensation. The Company believes that compensation attributable to Rights awarded under the 2004 Plan is qualified performance-based compensation and therefore not subject to the deduction limit. This conclusion is based, in part, on the provision that imposes a limit of 100,000 shares that may be awarded to any person in one year.

Recommendation and Vote

Proposal 3 to adopt and approve the 2004 Plan must be approved by the affirmative vote of the holders of a majority of the outstanding shares of the Company’s Common Stock, assuming a quorum is present at the Annual Meeting. Proxies will be voted in favor of Proposal 3, unless otherwise instructed by the shareholder. Abstentions and shares not voted by the holder will have the practical effect of a vote against Proposal 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

Directors and executive officers of the Company and their associates were clients of, or had transactions with, the Company or the Company’s banking or other subsidiaries in the ordinary course of business during 2003. Additional transactions may be expected to take place in the future. All outstanding loans to directors and executive officers and their associates were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral where applicable, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable features. During 2003, several real estate partnerships and investment companies in which Director Spitler has an ownership interest paid interest on certain real estate loans to the Company in the normal course of business. Also during 2003, the Company obtained certain policies of insurance through McBane Insurance & Financial Services, Inc., an insurance agency in which Director McBane has a forty percent ownership interest. In 2003, the gross commissions payable from the Company to the agency were $233,641.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, members of the Board of Directors and certain executive officers of the Company and its subsidiaries file periodic reports with the Securities and Exchange Commission disclosing their beneficial ownership of Common Stock. During 2003, and based solely upon a review of such reports, the Company believes that all filing requirements under Section 16(a) were complied with on a timely basis.

AUDITORS

During 2003, the Company engaged Deloitte & Touche, LLP to provide independent audit services for the Company and its subsidiaries. Pursuant to the recommendation of the Audit Committee, the Board of Directors has retained Deloitte & Touche, LLP as its independent auditors for 2004. Representatives of Deloitte & Touche, LLP will be in attendance at the Annual Meeting of Shareholders, and such representatives will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

The audit reports issued to the Company by Deloitte & Touche for 2003 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty or audit scope. Moreover, there were no disagreements between the Company and Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Deloitte & Touche’s satisfaction, would have caused Deloitte & Touche to make reference to the subject matter of the disagreement in connection with its reports on the Company’s consolidated financial statements.

Crowe, Chizek and Company LLP provided independent audit services as well as consulting and other services to the Company in 2002. Due to rule amendments relating to auditor independence, Crowe Chizek declined to be reappointed as the Company’s independent auditor for 2003 in order to continue providing the Company with various consulting and outsourcing services. The audit reports issued by Crowe Chizek on the Company’s consolidated financial statements for 2002 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty or audit scope, nor were there any disagreements between the Company and Crowe Chizek on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Crowe Chizek’s satisfaction, would have caused Crowe Chizek to make reference to the subject matter of the disagreement in the financial statements of the Company.

AUDIT COMMITTEE REPORT

The Company’s Audit Committee has reviewed and discussed with management the audited financial statements of the Company for the year-ended December 31, 2003. In addition, the Committee has discussed with Deloitte & Touche LLP (Deloitte & Touche), the independent auditing firm for the Company, the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, and Rule 2-07, Communication with Audit Committees, of Regulation S-X.

The Committee also has received the written disclosures from Deloitte & Touche required by Independence Standards Board Standard No. 1, and have discussed with Deloitte & Touche its independence from the Company.

Based on the foregoing discussions and reviews, the Committee has recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

In accordance with rules related to auditor independence, the table below sets forth the fees for services rendered by Deloitte & Touche to the Company and its affiliates during 2003 and those for fees for services rendered by Crowe, Chizek and Company LLP (Crowe Chizek) to the Company and its affiliates during 2002.

	Crowe Chizek 2002	Deloitte & Touche 2003
Audit Fees	$207,375	$385,744
Audit-Related Fees (1)	476,210	324,237
Tax Fees	427,760	7,020
All Other Fees (2)	220,581	0

(1)	Audit-Related services provided by Deloitte & Touche in 2003 and Crowe Chizek in 2002 included: SAS 70 service auditors report; audits of common trust funds; audits of employee benefit plans; agreed upon procedures related to loan securitizations; and other accounting consultations.
(2)	No Other Fees were paid to Deloitte & Touche in 2003. Other Fees paid to Crowe Chizek in 2002 related to employee benefit plan and other related human resource consulting.

The Committee has reviewed the services provided by Deloitte & Touche and has considered the compatibility of such services with maintaining the auditors’ independence. The Company did not retain Deloitte & Touche in 2003 for internal audit services or information technology consulting services relating to financial information systems design and implementation.

In accordance with the requirements of the Audit Committee Charter, the Committee has established written procedures for the pre-approval of all services provided by the Company’s independent auditor. The procedures identify specific permitted audit services, other permitted services and prohibited services. All services provided by the Company’s independent auditor must be approved in advance by the Audit Committee or a designated member of the Audit Committee. During 2003, approximately 1% of the total fees paid to Deloitte & Touche related to non-audit services.

Respectfully submitted,

The Audit Committee

C. Gregory Spangler, Chairperson

Robert C. Duvall

Fred H. Johnson III

Emerson J. Ross, Jr.

SHAREHOLDER NOMINATIONS, PROPOSALS AND COMMUNICATIONS

Shareholder Nominations

Under its Process for Selection and Nomination, the Governance and Nominating Committee of the Board will consider recommendations for nominations received by shareholders in accordance with the Company’s Code of Regulations. Shareholder recommendations for nomination should be submitted in writing to the Company at its principal office in Bowling Green, Ohio, and must include the shareholder’s name, address and the number of shares of the Company owned by the shareholder. The recommendation should also include the name, age, business address, residence address, principal occupation of and number of shares of the Company owned by the recommended candidate for nomination. Shareholder recommendations must also include the information that would be required to be disclosed in the solicitation of proxies for the election of directors under federal securities laws, including the candidate’s consent to be elected and to serve. The Company may also require any nominee to furnish additional information regarding the eligibility and qualifications of the recommended candidate.

Shareholder Proposals

To be considered eligible for inclusion in the Company’s Proxy Statement for the 2005 Annual Meeting of Shareholders, a proposal must be made by a qualified shareholder and received by the Company at its principal office in Bowling Green, Ohio, prior to November 3, 2004. Any shareholder who intends to propose any other matter to be acted upon at the 2005 Annual Meeting of Shareholders must inform the Company not less than 60 nor more than 90 days prior to the meeting; provided, however, that if less than 75 days’ notice or prior public disclosure of the date of the meeting is given to shareholders, notice by the shareholder must be received not later than the close of business on the fifteenth day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made. If notice is not provided by that date, the persons named in the Company’s proxy for the 2005 Annual Meeting will be allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in the proxy statement for the 2005 Annual Meeting.

Shareholder Communications

Shareholders of the Company may send communications to the Board of Directors through the Company’s office of Corporate Secretary, Sky Financial Group, Inc., 221 S. Church St., Bowling Green, Ohio 43402. Communications sent by qualified shareholders for proper, non-commercial purposes will be transmitted to the Board of Directors or the appropriate committee, as soon as practicable. Shareholders may also send communications to the presiding non-management director of the Board by sending correspondence to Lead Director, Sky Financial Group, Inc., 221 S. Church St., Bowling Green, Ohio 43402. More information regarding the Company’s shareholder communication process may be found in the Corporate Governance section of the Company’s web site, at www.skyfi.com.

OTHER BUSINESS

The Board of Directors of the Company is not aware of any other matters that may come before the Annual Meeting. However, the enclosed proxy will confer discretionary authority with respect to matters that are not now known to the Board of Directors and that may properly come before the meeting.

March 8, 2004	By Order of the Board of Directors,

W. Granger Souder, Jr. Secretary

Appendix A

SEVENTH AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

SKY FINANCIAL GROUP, INC.

SEVENTH AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

SKY FINANCIAL GROUP, INC.

The Sixth Amended and Restated Articles of Incorporation of Sky Financial Group, Inc. shall be amended by replacing the first paragraph of Article FOURTH, as follows:

Article FOURTH of the Sixth Amended and Restated Articles of Incorporation:

FOURTH: The total number of shares of all classes which the Corporation shall have authority to issue is one hundred sixty million (160,000,000) shares, divided into two classes as follows: 10,000,000 Serial Preferred Shares, par value $10.00 (Ten Dollars) per share (hereinafter called the “Serial Shares”) and 150,000,000 Common Shares, without par value (hereinafter called the “Common Shares”).

Article FOURTH of the Seventh Amended and Restated Articles of Incorporation:

FOURTH: The total number of shares of all classes which the Corporation shall have authority to issue is three hundred sixty million (360,000,000) shares, divided into two classes as follows: 10,000,000 Serial Preferred Shares, par value $10.00 (Ten Dollars) per share (hereinafter called the “Serial Shares”) and 350,000,000 Common Shares, without par value (hereinafter called the “Common Shares”).

All other provisions of the Sixth Amended and Restated Articles of Incorporation shall remain unaffected and shall remain in full force and effect.

Appendix B

SKY FINANCIAL GROUP, INC.

2004

RESTRICTED STOCK PLAN

SKY FINANCIAL GROUP, INC. 2004 RESTRICTED STOCK PLAN

This is the Sky Financial Group, Inc. 2004 Restricted Stock Plan (“Plan”) of Sky Financial Group, Inc. (the “Corporation” or “Company”), an Ohio corporation, under which (1) Restricted Stock and (2) Restricted Stock Units may be granted from time to time to certain Eligible Persons of the Corporation and of any of its Subsidiaries, subject to the following provisions:

ARTICLE I

DEFINITIONS

The following terms shall have the meanings set forth below. Additional terms defined in this Plan shall have the meanings ascribed to them when first used herein.

Award. An award of Restricted Stock, Restricted Stock Units, or any combination thereof, as described herein.

Award Agreement. An agreement entered into between the Company and a Participant setting forth the terms and provisions applicable to an Award or Awards granted to the Participant.

Board. The Board of Directors of Sky Financial Group, Inc.

Change in Control Transaction. The occurrence of any one or more of the following:

(a)    Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent thereto whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval by the shareholders pursuant to a proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(b)    Any “person” (as such term is defined in Section 3(a)(9) of the 1934 Act and as used in Sections 13(d)(3) and 14(d)(2) of the 1934 Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this Section 13(b) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (i) by the Company or any Subsidiary, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary or (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities.

(c)    The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (i) more than sixty percent (60%) of the total voting power of (x) the company resulting from such Business Combination (the “Surviving Company”), or (y) if applicable, the ultimate parent company that directly or indirectly has beneficial ownership of one hundred percent (100%) of the voting securities eligible to elect directors of the Surviving Company (the “Parent Company”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination; (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Company or the Parent Company), is or becomes the beneficial owner, directly or indirectly, of twenty-five percent (25%) or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Company (or, if there is no Parent Company, the Surviving Company); and (iii) at least fifty percent (50%) of the members of the board of directors of the Parent Company (of, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination; or

(d)    The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or a sale of all or substantially all of the Company’s assets.

Notwithstanding the foregoing, a Change in Control Transaction shall not be deemed to occur solely because any person acquires beneficial ownership of more than twenty-five percent (25%) of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, however, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control Transaction shall then occur.

Further notwithstanding the foregoing, unless a majority of the Incumbent Board determines otherwise, no Change in Control shall be deemed to have occurred with respect to a particular Participant if the Change in Control results from actions or events in which such Participant is a participant in a capacity other than solely as an officer, employee or director of the Company.

Code. The Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

Committee. The Compensation Committee of the Board; provided, however, that the Committee shall at all times consist of at least two directors who are “outside directors” within the meaning of Section 162(m) of the Code, and “nonemployee directors” within the meaning of Rule 16b-3 of the 1934 Act.

Common Stock. The common stock of the Corporation.

Deferred Restricted Stock. Restricted Stock with respect to which the Participant has elected to defer the delivery until a date or dates specified in such election.

Disability. Disability will have the meaning set forth in any employment, consulting, or other written agreement between an Employer and the Participant. If there is no employment, consulting, or other written agreement between an Employer and the Participant, or if such agreement does not define Disability, then “Disability” will mean the date on which the Participant becomes permanently and totally disabled within the meaning of Section 22(e)(3) of the Code, which shall be determined by the Committee on the basis of such medical or other evidence as it may reasonably require or deem appropriate.

Disaffiliation Transaction. The consummation of a transaction whereby a Participant’s Employer (other than the Corporation) ceases to be a Subsidiary.

Effective Date. The date as of which this Plan is effective, which shall be the date it is approved by the Company’s shareholders.

Eligible Persons. Any (i) Employee employed by the Company or a Subsidiary as an employee, including officers and prospective employees (conditioned upon them becoming employees) who are from time to time responsible for the management, growth and protection of the business of the Company and its Subsidiaries, or (ii) Nonemployee Director, who shall have been selected by the Committee, with the approval of the Board, as a person to whom an Award or Awards shall be granted under the Plan.

Employee. An individual with whom the Corporation or a Subsidiary has the legal and bona fide relationship of employer and employee. In determining whether such relationship exists, the regulations of the United States Treasury Department relating to the determination of such relationship for the purpose of collection of income tax at the source on wages shall be applied.

Employer. The Corporation with respect to its Employees and each Subsidiary with respect to its Employees.

Just Cause Termination. A termination of employment or Service for Just Cause by an Employer. For purposes of the Plan, “Just Cause” shall have the meaning set forth in any employment, consulting, or other written agreement between an Employer and the Participant. If there is no employment, consulting, or other written agreement between an Employer and the Participant, or if such agreement does not define “Cause” or “Just Cause,” then “Just Cause” shall have the meaning specified by the Committee in connection with the grant of any Award; provided, that if the Committee does not so specify, “Cause” shall mean the Participant (i) engages in illegal conduct that is injurious to the Company, a Subsidiary, or the Participant; (ii) engages in any act or acts of dishonesty or misconduct that result in damage to the Company or a Subsidiary, damage to the business or reputation of the Company or a Subsidiary, or that the Company reasonably determines to adversely affect the value, reliability or performance of the Participant to the Company or a Subsidiary; (iii) continuously fails to perform his or her duties to the Company or a Subsidiary (which may include any sustained and unexcused absence of the Participant from the performance of such duties, which absence has not been certified in writing as due to physical or mental illness or Disability), after a written demand for performance has been delivered to the Participant identifying the manner in which the Participant has failed to substantially perform his or her duties.

Nonemployee Director. A director of the Company or of a Subsidiary who is not also an Employee.

Participant. An Employee or Non-Employee Director who the Board has selected to receive an Award under the Plan, or other person who has an outstanding Award granted under the Plan.

Performance Goals. Performance goals established by the Committee prior to the grant of an Award based on the attainment of one or any combination of the following: specified levels of earnings per share from continuing operations, operating income, revenues, return on operating assets, return on equity, shareholder return (measured in terms of stock price appreciation) and/or total shareholder return (measured in terms of stock price appreciation and dividends), achievement of cost control, or stock price, in each case of the Company or a Subsidiary, or a division or department of the Company or a Subsidiary for or within which the Participant is primarily employed, and that are intended to qualify under Section 162(m) of the Code. Such Performance Goals also may be based upon attaining specified levels of Company performance under one or more of the measures described above relative to the performance of other corporations. The Committee shall set such Performance Goals within the time prescribed by Section 162(m) of the Code.

Plan. This Sky Financial Group, Inc. 2004 Restricted Stock Plan.

Plan Pool. A total of eight hundred thousand (800,000) of authorized, but unissued, shares of Common Stock, as adjusted pursuant to Section 2.3(b), which shall be available as Stock under this Plan.

Restricted Stock. Shares of Common Stock subject to restrictions on transferability, a risk of forfeiture, and certain other terms and conditions under the Plan or specified by the Committee and set forth in an Award Agreement. The restrictions on and risk of forfeiture of Restricted Stock generally will expire on a specified date, upon the occurrence of an event and/or on an accelerated basis under certain circumstances specified in the Plan or the Award Agreement. Unless specifically provided otherwise, the term “Restricted Stock” includes (but is not limited to) Deferred Restricted Stock.

Restricted Stock Units or RSUs. A restricted interest in the shares of Common Stock that may be awarded by the Committee to Employees and Nonemployee Directors and that is measured solely by the Fair Market Value of the Stock and payable only in Stock.

Retirement. “Retirement” shall mean the termination of a Participant’s employment under conditions that would constitute “normal retirement” or “early retirement” under any tax qualified retirement plan maintained by the Corporation or a Subsidiary except in the case of a Just Cause Termination.

SEC. The United States Securities and Exchange Commission.

Service. The provision of services in the capacity of (i) an Employee, or (ii) a Nonemployee Director.

Stock. The shares of Common Stock in the Plan Pool available for grants of Awards.

Subsidiary. Any corporation, including, without limitation, Sky Bank, the common stock or equity of which is owned at least fifty percent (50%) by the Company.

1933 Act. The Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

1934 Act. The Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

ARTICLE II

GENERAL

SECTION 2.1. PURPOSE.

The purpose of this Plan is to (i) attract, secure, and retain qualified Employees of outstanding ability and to provide additional motivation to such employees to exert their best efforts on behalf of the Corporation and its Subsidiaries, and (ii) to increase the proprietary interest of Nonemployee Directors in the success of the Corporation and its Subsidiaries and to enhance the Company’s ability to retain and attract experienced and knowledgeable directors. These objectives will be promoted through the granting of Awards to designated Eligible Persons and pursuant to the terms of this Plan.

SECTION 2.2. ADMINISTRATION.

(a)    The Plan shall be administered by the Committee. Subject to the provisions of SEC Rule 16b-3(d), the Committee may designate any officers or Employees to assist in the administration of the Plan, to execute documents on behalf of the Committee and to perform such other ministerial duties as may be delegated to them by the Committee.

(b)    Subject to the provisions of the Plan, the determinations (but not the interpretation and construction of any provision of the Plan which shall be solely in the discretion of the Committee) by the Committee shall be recommended to the Board for approval, and when so approved by the Board shall be final and conclusive upon persons affected thereby. By way of illustration and not of limitation, the Committee shall have the discretion, without the approval by the Board:

(i)    to construe and interpret the Plan and all Awards granted hereunder and to determine the terms and provisions (and amendments thereof) of the Awards granted under the Plan (which need not be identical);

(ii)    to define the terms used in the Plan and in the Awards granted hereunder;

(iii)    to prescribe, amend and rescind the rules and regulations relating to the Plan;

(iv)    to interpret whether leaves of absence that may be granted to Eligible Persons by the Company constitute terminations of Service for the purposes of the Plan; and

(v)    to make all other determinations and interpretations necessary or advisable for the administration of the Plan.

By way of further illustration and not of limitation, the Committee shall have the discretion with the approval of the Board:

(vi)    to determine the Eligible Persons to whom and the time or times at which such Awards shall be granted;

(vii)    to determine the number of shares to Stock, as and when applicable, to be subject to each Award; and

(viii)    to determine the purchase price or value, if any, pertaining to an Award.

(c)    Notwithstanding the foregoing, or any other provision of this Plan, the Committee will have no authority to determine any matters, or exercise any discretion, to the extent that the power to make such determinations or to exercise such discretion would cause the loss of the exemption under SEC Rule 16b-3 of any grant or award hereunder. The Committee may not delegate its authority to the extent that such delegation would cause Awards or other transactions under the Plan to cease to be exempt from Section 16(b) of the 1934 Act or to cease to quality as “performance-based compensation” under Section 162(m) of the Code.

(d)    The Corporation shall make available to Eligible Persons receiving Awards and/or shares of Stock in connection therewith all disclosure documents required under such federal and state laws.

(e)    In determining the Eligible Persons to whom Awards may be granted and the number of shares of Stock to be covered by each Award, the Committee and the Board shall take into account the nature of the services rendered by such Eligible Persons, their present and potential contributions to the success of the Corporation and/or a Subsidiary and such other factors as the Committee and the Board shall deem relevant. An Eligible Person who has been granted an Award under this Plan may be granted an additional Award or Awards under this Plan if the Committee and the Board shall so determine.

(f)    The granting of Awards pursuant to this Plan is in the exclusive discretion of the Board, and until the Board acts, no individual shall have any rights under this Plan. The terms of this Plan shall be interpreted in accordance with this intent.

SECTION 2.3. STOCK AVAILABLE FOR AWARDS.

(a)    The total number of shares of Stock for which, or with respect to which, Awards may be granted under this Plan shall be those designated in the Plan Pool. Any shares of Stock subject to an Award under the Plan that are forfeited, canceled, settled or otherwise terminated without a distribution of Common Stock to the Participant and shares of Stock delivered (either actually or by attestation) to or withheld by the Company in payment of any required income tax withholding for the vesting of Restricted Stock or RSUs awarded under the Plan, shall be deemed available in the Plan Pool for the granting of Awards under this Plan.

(b)    In the event the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of securities as a result of a stock split, reverse stock split, stock dividend, recapitalization, merger, share exchange, acquisition, combination or reclassification, appropriate proportionate adjustments will be made in: (i) the aggregate number and/or kind of shares of Stock in the Plan Pool that may be issued pursuant to the exercise of, or that are underlying, Awards granted hereunder; (ii) the exercise or other purchase price or value pertaining to, and the number and/or kind of shares of Stock called for with respect to, or underlying, each outstanding Award granted hereunder; and (iii) other rights and matters determined on a per share basis under this Plan or any Award Agreement. Any such adjustments will be made only by the Committee, subject to approval by the Board, and when so approved will be effective, conclusive and binding for all purposes with respect to this Plan and all Awards then outstanding. No such adjustments will be required by reason of the issuance or sale by the Corporation for cash of additional shares of its Common Stock or securities convertible into or exchangeable for shares of its Common Stock.

(c)    The grant of an Award pursuant to this Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge or to consolidate or to dissolve, liquidate, or sell, or transfer all or any part of its business or assets.

(d)    No fractional shares of Stock shall be issued under this Plan.

SECTION 2.4. SEVERABLE PROVISIONS.

The Corporation intends that the provisions of each of Articles III, IV and V, in each case together with Articles I and II, shall each be deemed to be effective on an independent basis, and that if one or more of such Articles, or the operative provisions thereof, shall be deemed invalid, void or voidable, the remainder of such Articles shall continue in full force and effect.

ARTICLE III

RESTRICTED STOCK

SECTION 3.1. ADMINISTRATION.

Subject to the terms and provisions of the Plan, the Committee may grant Awards of Restricted Stock and/or RSUs to any Employee or Nonemployee Director in the number and form, and subject to such restrictions on transferability and such other restrictions as the Committee may determine in its discretion and set forth in an Award Agreement, including without limitation the achievement of Performance Goals. The Committee may not award more than 100,000 shares of Restricted Stock or more than 100,000 RSUs to any Participant in any fiscal year of the Corporation. The Committee shall determine the Employees and/or Non-Employee Directors to whom, and the time or times at which, grants of Restricted Stock and/or RSUs will be made, the number of shares to be awarded, the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards. The provisions of Restricted Stock and RSU Awards need not be the same with respect to each recipient.

SECTION 3.2 RESTRICTIONS AND CONDITIONS.

The shares of Restricted Stock or RSUs awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(a)    Subject to the provisions of this Plan, during a period established by the Committee and set forth in the applicable Award Agreement (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock or RSUs awarded under the Plan, other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Section 414(p) of the Code). Within these limits, the Committee may provide in an Award Agreement for the lapse of such restrictions in installments where it deems appropriate.

(b)    Except as provided in an Award Agreement, in the event of Participant’s termination of Service for any reason during the Restricted Period, all shares of Restricted Stock or RSUs awarded to such Participant that have not fully vested on the date of termination of Service shall be forfeited by such Participant and neither the Participant nor any successors, heirs, assigns or personal representatives of such Participant shall have any rights or interest in such shares, and the Participant’s name shall be deleted from the list of the Company’s shareholders with respect to such shares. An Award Agreement may provide that if a Participant terminates Service by reason of the death, Disability or Retirement of the Participant, by the Employer without Just Cause, as a result of a Disaffiliation Transaction, or for such other reason as may be explicitly set forth in the Award Agreement, all restrictions and risk of forfeiture with respect to Restricted Stock and RSUs that have not fully vested on the date of termination of Service shall lapse, all such shares of Restricted Stock or RSUs shall become fully and irrevocably vested, and all Restricted Stock and Deferred Restricted Stock shall be immediately delivered.

(c)    Except as provided in Section 3.2(a), during the Restricted Period, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any dividends. Notwithstanding the foregoing, the prospective recipient of an Award of shares of Restricted Stock shall not have any rights with respect to such Award, unless and until such recipient has executed the Award Agreement evidencing the Award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the then applicable terms and conditions.

(d)    In accordance with such procedures as the Committee may specify from time to time, a Participant may elect, prior to the end of the Restricted Period, to defer the delivery of Restricted Stock until a date or dates specified in such election.

SECTION 3.3. RESTRICTED STOCK CERTIFICATES.

Restricted Stock (other than Deferred Restricted Stock) granted under the Plan shall be evidenced by one or more certificates registered in the name of the Participant and bearing an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Company shall retain physical possession of such certificate, and each Participant awarded such Restricted Stock shall deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock, during the Restricted Period. Certificates for shares of unrestricted Stock shall be delivered to the Participant promptly after, and only after, the Restricted Period shall have expired without forfeiture in respect of such shares of Restricted Stock.

SECTION 3.4. RESTRICTED STOCK UNITS.

The Committee may award Restricted Stock Units (“RSUs”) to such Employees and Nonemployee Directors, and at such time or times, as the Committee selects in its sole discretion. The Committee shall determine and set forth in the applicable Award Agreement the number of RSUs to be awarded, the time or times within which such awards may be subject to forfeiture, whether such RSUs have voting and/or dividend rights, and all other conditions of the Awards. The provisions of RSU Awards need not be the same with respect to each Participant.

Any RSUs awarded to a Participant shall be credited to an RSU Account established and maintained for the Participant. The Account will be the record of RSUs awarded to the Participant under the Award Agreement, is solely for accounting purposes and will not require a segregation of any Company assets.

SECTION 3.5. AWARDS TO NON-EMPLOYEE DIRECTORS.

Any Restricted Stock or RSUs awarded to a Non-Employee Director shall be administered in accordance with the terms of this Plan solely by the Board of Directors and not by the Committee.

SECTION 3.6. DIVIDENDS.

With respect to Common Stock dividends paid by the Corporation, a Participant who has received an Award of RSUs under Section 3.4 or elected to defer the receipt of his or her Restricted Stock under Section 3.2(d), shall be deemed to receive additional units of deferred stock equal to the dividend that would have been paid on such shares of Deferred Restricted Stock or RSUs, if such shares had been issued and outstanding, fully vested and held by the Participant on the record date for payment of such dividend.

SECTION 3.7. SECTION 83(b) ELECTION.

Under Code Section 83, the difference between the purchase price paid for the Stock and its Fair Market Value on the date any restrictions applicable to such shares lapse will be reportable as ordinary income at that time. A Participant may elect to be taxed at the time the shares of Stock are acquired hereunder to the extent the Fair Market Value of the Stock differs from the purchase price rather than when and as such Stock ceases to be subject to restrictions, by filing an election under Section 83(b) of the Code with the IRS within thirty (30) days after the grant date. If the Fair Market Value of the Stock at the grant date equals the purchase price paid (and thus no tax is payable), the election must be made to avoid adverse tax consequences in the future. The form for making this election is available from the Company. The failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by the Participant (in the event the Fair Market Value of the Stock increases after the grant date) as the restrictions lapse. It is the Participant’s sole responsibility, and not the Company’s, to file a timely election under Section 83(b). A Participant must rely solely on the Participant’s own advisors with respect to the decision as to whether or not to file an 83(b) election.

ARTICLE IV

CHANGE IN CONTROL TRANSACTIONS

The Committee shall have the discretion to provide in applicable Award Agreements that, in the event of a Change in Control Transaction, any or all of the following provisions will apply:

(a)    Each outstanding share of Restricted Stock or RSU (or such lesser number or percentage of shares as is set forth in an applicable Award Agreement) will immediately become fully vested and free of the restrictions.

(b)    Any Award made to a Nonemployee Director shall become fully vested upon a Change in Control Transaction.

ARTICLE V

RESTRICTIVE COVENANTS

An Award Agreement may provide that, notwithstanding any other provision of this Plan to the contrary, if the Participant breaches the non-compete, non-solicitation, non-disclosure or other provisions of the Award Agreement, whether during or after termination of employment or Service, in addition to any other penalties or restrictions that may apply under any employment agreement, state law, or otherwise, the Participant will forfeit any and all Awards granted to him or her under the Plan, including Awards that have become vested and exercisable

ARTICLE VI

AMENDMENT AND DISCONTINUANCE

The Board may amend, suspend or discontinue the provisions of the Plan at any time or from time to time; provided that, no such action may, without the approval of the shareholders of the Company, materially increase (other than by reason of an adjustment pursuant to Section 2.3(b) hereof) the aggregate number of shares of Stock in the Plan Pool, materially increase the benefits accruing to Eligible Persons, materially modify eligibility requirements for participation under the Plan, or amend the provisions of this Article VI. Moreover, no such action may alter or impair any Award previously granted under this Plan without the consent of the applicable Participant.

ARTICLE VII

MISCELLANEOUS

SECTION 7.1. APPLICATION OF FUNDS.

The proceeds received by the Corporation from the sale of Stock pursuant to the exercise of Awards will be used for general corporate purposes.

SECTION 7.2. TERM OF PLAN.

Except as otherwise specifically provide herein, Awards may be granted pursuant to this Plan from time to time within ten (10) years from the Effective Date.

SECTION 7.3. UNFUNDED STATUS OF PLAN.

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

SECTION 7.4. RIGHTS OF EMPLOYEES.

Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any employee of the Company or any Subsidiary any right to continued

employment or Service with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company, or a Subsidiary to terminate the employment or Service of any of its employees at any time. No Eligible employee will have the right to receive an Award under this Plan, or, having received any Award, to receive a future Award.

SECTION 7.5. REQUIREMENTS OF LAW.

The granting of Awards and the issuance of Shares under the Plan will be subject to all applicable laws, rules, and regulations, and to any approvals by governmental agencies or national securities exchanges as may be required.

SECTION 7.6. AWARDS TO FOREIGN NATIONALS AND EMPLOYEES OUTSIDE THE UNITED STATES.

To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law of practice and to further the purposes of this Plan, the Committee may, without amending the Plan, (i) establish rules applicable to Awards granted to Participants who are foreign nationals, are employed outside the United States, or both, including rules that differ from those set forth in this Plan, and (ii) grant Awards to such Participants in accordance with those rules.

SECTION 7.7. GOVERNING LAW.

To the extent not preempted by federal law, the Plan and all agreements hereunder will be construed in accordance with and governed by the laws of the State of Ohio.

Annex I

SKY FINANCIAL GROUP, INC.

AUDIT COMMITTEE CHARTER

SKY FINANCIAL GROUP, INC.

AUDIT COMMITTEE CHARTER

Statement of Purpose

The Audit Committee shall assist the Sky Financial Group, Inc. (the “Company”) Board of Directors in fulfilling its oversight responsibility to the Company’s current and potential shareholders and the investment community relating to: the accounting and financial reporting practices of the Company; the retention of a qualified and independent registered public accounting firm; the independent audit of the Company’s financial statements; the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company; management’s establishment and maintaining of processes to assure that an adequate system of internal control is functioning within the Company; and compliance with applicable laws, regulations, and Company policies. This Charter shall be reviewed and approved annually by the Audit Committee.

Composition and Membership

The Audit Committee shall be comprised of at least three (3) Directors. Each member of the Committee shall be (i) “independent” under the applicable requirements of the National Association of Securities Dealers, as interpreted by the Board of Directors of the Company, (ii) “independent” as defined under Rule 10A-3 of the Securities Exchange Act of 1934, and (iii) a “non-employee” director as defined under Section 16b-3 under the Securities Exchange Act of 1934. It shall be the responsibility of the Company’s Board of Directors to determine, in its judgment, whether a member is independent of management and free from any relationship or service to the Company that might interfere with their exercise of independent judgment in carrying out their responsibilities as a Committee member.

It shall be the responsibility of each Director to immediately disclose to the Audit Committee Chairman any relationship that, either in fact or in appearance, might impact the independent judgment of the Director in their service as a member of the Audit Committee.

Notwithstanding the above independence requirements, one Director who is not a current employee or an immediate family member of an employee may be appointed to the Audit Committee if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the Director is in the best interests of the Company and its shareholders. If such a Director is appointed to the Audit Committee, the Company shall disclose the nature of the Director’s relationship and the reasons for the Board’s determination in the next annual proxy statement subsequent to such determination.

Each member of the Audit Committee must also be financially literate, defined as the ability to read and understand fundamental financial statements, including a Company’s balance sheet, income statement and cash flow statement. Additionally, at least one Audit Committee member shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in the individual’s financial sophistication. Exceptions to the foregoing shall be made only with the consent of the Board of Directors and in conformity with the applicable requirements of the National Association of Securities Dealers.

Appointments to the Committee shall be made by the Board, at the joint recommendation of the Chairman and the Lead Director of the Board and shall conform to the Company’s Code of Regulations and all applicable legal and regulatory criteria, as appropriate under the circumstances. Members shall be appointed annually for a term of one (1) year. The Chairman of the Committee will be chosen by the Board, at the joint recommendation of the Chairman and Lead Director of the Board. The Chairman shall preside over the meetings of the Committee and may call special meetings, in addition to those regularly scheduled, and will report to the Board the actions and recommendations of the Committee.

The Committee may have in attendance such representatives of Company management, Internal Audit, the independent auditor, or others as it may deem necessary to provide the necessary information to carry out its duties.

Responsibilities and Authorized Actions

In fulfilling its responsibilities, the Audit Committee shall be responsible for and authorized to carry out the following functions:

Independent Audit

•	Retain, compensate and oversee any registered public accounting firm engaged for the Company for the purpose of preparing or issuing an audit report or performing any other audit, review or attestation service for the Company. Although Company management will be involved in the selection process, the Audit Committee shall have the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the independent auditor.

•	Confirm and assure the independence of the independent auditor and the objectivity of Internal Audit and assist in preserving their independence, including the review of a formal written statement from the independent auditor delineating all relationships and compensation between the Company and the independent auditor, consistent with Standards issued by the Independence Standards Board. Any disclosed relationships or services that may impact the objectivity and independence of the auditor shall be acted upon by the Audit Committee or the Board to ensure the auditor’s continuing independence.

•	Prior to commencement of each annual audit of the Company, meet and review with the independent auditor the scope of their audit procedures to be provided to the Company or its subsidiaries. Consider the need for expansion of the audit into areas of particular concern to the Directors.

•	Concurrent with the completion of each annual audit, meet and review with the independent auditor and management the results of the audit and the form and content of the published annual financial statements.

•	Resolve any disagreements between Company management and the independent auditor regarding financial reporting.

•	Establish procedures for the pre-approval of all non-audit services provided by the Company’s independent auditors.

Internal Audit

•	Establish the duties and responsibilities of Internal Audit.

•	Review and concur in the appointment, replacement, reassignment, or dismissal of the Internal Audit Director or Internal Audit Liason, or any vendor(s) providing internal audit or consulting services, as the case may be.

•	Approve the risk assessment methodology and scope of the annual Internal Audit plan of the Company for the ensuing year and concur with significant changes in planned activities. Consider the need for expansion of audits into areas of particular concern to the Directors.

•	Periodically review the adequacy of Internal Audit resources and the competency/ qualifications of individuals assigned to the function, or alternatively, the competency/qualifications of the Internal Audit vendor.

•	Ascertain that a coordinated audit effort exists between the independent auditor and the Internal Audit function for the annual audit of the Company in order to assure completeness of coverage, reduction of redundant efforts, and effective use of audit resources. Provide an open avenue of communication between the independent auditor, Internal Audit, and the Board in order to maintain their independence from management of the Company and assist them in performing their respective functions.

•	Resolve any disagreements between Company management and the internal audit function or vendor regarding internal audit findings.

Financial Reporting and Internal Controls

•	Cause the independent auditor to conduct an interim financial review in accordance with the Company’s due diligence process for the certification of SEC filings, as specified in Appendix A to the Company’s Accounting Policy, and to discuss with the Company’s Audit Committee Chairman, the Internal Audit Director or Liason, and management any matters relating to significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management.

•	Cause suitable examination(s) in accordance with 12 CFR 9 to be completed at any Company subsidiaries (or departments of subsidiaries) which provide fiduciary services. Such examinations shall be performed either in conjunction with a risk-based, continuous trust audit program or at least once each calendar year.

•	Review the audit and management internal control reports rendered by the independent auditor and Internal Audit with particular concern for any qualifications or significant findings noted in their reports. Ascertain that Company management has replied to issues raised in such reports and obtain satisfaction that corrective action is taken when deemed necessary. Ascertain that Internal Audit follows up to determine that corrective action was taken and is achieving the desired results.

•	Through periodic meetings with the independent auditor, Internal Audit, regulators, and appropriate company management:

-	Determine the adequacy and effectiveness of accounting and financial controls within the Company and elicit any recommendations for any areas in which new or more detailed control procedures are desirable. Particular emphasis should be given to reviewing the adequacy of such controls in the areas of ethical conduct and conflicts of interest, regulatory requirements, and financial reporting procedures.

-	Review the potential impact of recent and prospective pronouncements and developments in accounting and regulatory matters on the Company’s financial statements and accounting policies.

-	Discuss with the independent auditor their judgments about the quality of the Company’s accounting principles as applied in its financial reporting, including matters relating to the consistency of application of the Company’s accounting policies and the clarity, consistency, and completeness of the accounting information contained in the financial statements and related disclosures.

-	Inquire as to any difficulties encountered in the course of audit work, including any restrictions on the scope of activities or access to required information.

-	Inquire as to significant risks or potential exposures and assess the steps management has taken to monitor such risk to the Company.

Other

•	Meet with the independent auditor, the Internal Audit vendor, the Director or Liason of Internal Audit, and/or management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee.

•	Review and approve any related party transactions, as defined within SEC Regulation S-K Items 404(a) and 404(b), and potential conflicts of interest as arising within the context of the Company’s Ethics Policy. These matters may be brought to the attention of the Committee by the Company’s General Counsel.

•	Conduct or authorize investigations and inquiries into any matters within the Committee’s scope of responsibilities. The Committee shall be empowered to retain its own independent counsel, accountants, or other consultants to assist in the conduct of any investigation or to perform other special assignments on behalf of the Committee. The Company shall provide the Committee with the appropriate funding, as determined by the Committee, for the compensation of any such advisers employed by the Committee and for such ordinary administrative expenses that are necessary or appropriate in carrying out the duties of the Committee.

•	Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concern regarding questionable accounting or auditing matters.

•	Do such other things and take such other actions as, in the judgment of the Committee, are necessary or prudent to fulfill the responsibilities of the Committee.

Meetings

The Audit Committee shall meet as frequently as the Committee shall deem necessary, but no less than four (4) times per year. Special meetings may be called by the Committee Chairman as deemed necessary. The operation of the Committee, including matters with respect to written actions without a meeting, waiver of notice, quorums and voting requirements, shall be governed by the Company’s Code of Regulations and Bylaws.

Reporting to Board of Directors

The Committee shall report as to its activities to the Board of Directors and, where appropriate, its recommendations for action by the Board at their next meeting subsequent to that of the Committee. Certain action by the Committee may be similarly reported to the Board of Directors for approval or ratification.

Revised 1-21-04

www.skyfi.com

Dear Shareholder,

Enclosed is your Notice of Annual Meeting of Shareholders and related Proxy Statement for our 2004 Annual Meeting. Also enclosed is the Company’s Annual Report for 2003.

The business of the 2004 Annual Meeting, including the matters to be voted upon as described in the Notice and Proxy Statement, will be conducted on April 21, 2004, at 10:00 a.m. at the Hilton Garden Inn and Gateway Conference Center, 1100 Carnegie Avenue, Cleveland, Ohio. You are welcome to attend this Annual Meeting of Shareholders.

The matters to be acted upon at the meeting are important to you as a shareholder. Therefore, whether or not you plan to attend, we urge you to complete and return the proxy card at your earliest convenience.

We look forward to seeing you at our Annual Meeting.

Sincerely,

Marty E. Adams

Chairman, President and CEO

SKY FINANCIAL GROUP, INC.

PROXY VOTING INSTRUCTION CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF SHAREHOLDERS ON APRIL 21, 2004

The undersigned hereby appoints Jonathan A. Levy and Robert C. Duvall, each of them, proxies, with the powers the undersigned would possess if present with full power of substitution, to vote all common shares of the undersigned in Sky Financial Group, Inc., at the Annual Meeting and at any adjournments or postponements thereof, upon all subjects that may properly come before the Annual Meeting, including the matters described in the Proxy Statement furnished herewith, subject to any directions indicated on this card. If no directions are given, the proxies will vote for the election of all listed nominees, and at their discretion, on any other matter that may properly come before the Annual Meeting.

(Continued, and to be signed and dated, on the reverse side.)

SKY FINANCIAL GROUP, INC.

P.O. BOX 11486

NEW YORK, N.Y. 10203-0486

Please Detach Proxy Card Here

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PLEASE DATE, SIGN, AND MAIL THIS PROXY TO THE BANK OF NEW YORK. AN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.			☒ Votes must be indicated (x) in Black or Blue ink.

Directors recommend a vote FOR Proposals 1, 2 and 3.
1. Election of all Nominees for Director						FOR	AGAINST	ABSTAIN
FOR ALL	☐	WITHHOLD FOR ALL	☐ EXCEPTIONS ☐	2.	Approval of the Seventh Amended and Restated Articles of Incorporation of Sky Financial Group, Inc.	☐	☐	☐

Nominees for Director in Class III:			Fred H. Johnson, III; James C. McBane; Gerard P. Mastroianni; Robert E. Spitler; and Joseph N. Tosh, II.	3.	Approval of the Sky Financial Group, Inc. 2004 Restricted Stock Plan.	☐	☐	☐

(INSTRUCTIONS: To withhold authorization to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)						To change your address, please mark this box.		☐

*Exceptions __________________________________________						Please check the box to the right if you wish to attend the Annual Meeting. PLEASE SEE LETTER TO SHAREHOLDERS FOR DETAILS.		☐

						To include any comments, please mark this box.		☐

S C A N L I N E

Please be sure to sign and date the Proxy Voting Instruction Card.
When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If more than one owner, all should sign.)

					_________________________	____________________
					Date Share Owner sign here	Co-Owner sign here